Exhibit 10.20

LETTER AGREEMENT

This Letter Agreement, dated as of [•], 2014 (this “Agreement”), is entered into by and between Samsung Fine Chemicals Co., Ltd., a company organized under the laws of Korea (“SFC”), SunEdison, Inc., a Delaware corporation (“SE”), and SunEdison Semiconductor Pte. Ltd., a company duly organized under the laws of Singapore which will be converted into a public company known as SunEdison Semiconductor Limited pursuant to Sections 31(2) and 31(3) of the Companies Act (Chapter 50) of Singapore (the “Conversion”) prior to the date of the Proposed IPO (“SSL”, and together with SFC and SE, the “Parties”). For the avoidance of doubt, pursuant to Section 31(4) of the Companies Act (Chapter 50) of Singapore, the Conversion shall not affect the identity of SunEdison Semiconductor Pte. Ltd. or any rights or obligations of SunEdison Semiconductor Pte. Ltd. (including those under this Agreement) or render defective any legal proceedings by or against SunEdison Semiconductor Pte. Ltd. and all obligations of SunEdison Semiconductor Pte. Ltd. set out in this Agreement shall be performed by SunEdison Semiconductor Pte. Ltd. or (upon the Conversion) SunEdison Semiconductor Limited.

Reference is made to (i) that certain Share Purchase Agreement for the Sale and Purchase of Shares of SMP Ltd. (the “SMP SPA”) entered into as of March 20, 2014 by and between SE and SFC and (ii) that certain Share Purchase Agreement for the Sale and Purchase of Shares of SunEdison Semiconductor Limited (the “SSL SPA”) entered into as of March 20, 2014 by and between SSL and SFC. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the SMP SPA.

In consideration of the respective covenants and agreements set forth herein, the Parties, intending to be legally bound, agree as follows:

In case the amount of the Construction Costs is finally determined in agreement between SECL and the Company after the Closing and such Construction Costs as finally determined is greater than KRW410,000,000,000 but less than KRW430,000,000,000, then:

•	SFC shall, as soon as reasonably practicable after the final determination of the Construction Costs, make capital contributions in the Company in the aggregate amount of seven point five percent (7.5%) of the Construction Costs Discrepancy in cash in exchange for new Company Shares;

•	SE shall, and shall cause its Affiliates then directly holding shares in the Company to, as soon as reasonably practicable after the final determination of the Construction Costs, make capital contributions in the Company in the aggregate amount of forty two point five percent (42.5%) of the Construction Costs Discrepancy in cash in exchange for new Company Shares; and

•	SFC shall purchase from SSL, and SSL shall issue and sell to SFC, a number of new ordinary shares of SSL (“New Shares”) for an amount equal to seventeen point five percent (17.5%) of the Construction Costs Discrepancy. The number of New Shares shall be based on a per-ordinary share purchase price equal to the public offering price in the Proposed IPO. Such purchase of New Shares shall be based on a share purchase agreement to be entered into by and between SFC and SSL as soon as reasonably practicable after the final determination of the Construction Costs, with substantially the same representations and warranties, covenants, indemnity provisions and conditions as the SSL SPA.

This Agreement shall be governed by the laws of the State of New York, and Section 7.8 of the SMP SPA shall apply mutatis mutantis to this Agreement, except references therein to “Agreement” and “Parties” shall be deemed to be references to this Agreement and the Parties hereto, respectively.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

SAMSUNG FINE CHEMICALS CO., LTD.

By:
Name:
Title:

[Signature Page to Construction Costs Letter Agreement]

SUNEDISON, INC.

By:
Name:
Title:

SUNEDISON SEMICONDUCTOR PTE. LTD.

By:
Name:
Title:

[Signature Page to Construction Costs Letter Agreement]